Articles Of Incorporation
Of
JEWELS.COM


Know all men by these present that the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statues 78.090 inclusive as amended and state and certify that the articles of incorporation are as follows:


First: 		Name

The name of the corporation is JEWELS.COM, (The "Corporation").


Second:		Registered Office and Agent

The address of the registered office of the corporation in the State Of Nevada is 3360 West Sahara Ave., Suite 200, in the city of Las Vegas, County of Clark Nevada 89102. The name and address of the corporation's registered agent in the State of Nevada is Shawn F. Hackman, Esq., 3360 West Sahara Ave., Suite 200, Las Vegas, NV 89102, at said address, until such time as another agent is duly authorized and appointed by the corporation.


Third:		Purpose and Business

The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, including, but not limited to the following:

(a) The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this corporation is organized;

(b) The Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law;

(c) The Corporation shall have power to sue and be sued in any court of law or equity;

(d)  The Corporation shall have power to make contracts;

(e) The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

(f) The corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall requite and allow them suitable compensation;

(g) The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders;

(h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

(i) The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

(j) The Corporation Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

(k) The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

(l) The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus or other property or fund;

(m) The Corporation shall have to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country;

(n) The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in the articles of incorporation of the Corporation, or any amendment thereof;

(o) The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes;

(p) The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.


Forth:		Capital Stock

1. Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shall have authority to issue Twenty Five Million (25,000,000) shares of Common Stock, par value of $0.001 per share (The "Common Stock") and no Preferred Stock.

2.  Powers and Rights of Common Stock

(a) Preemptive Right. No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

(b) Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

(c)  Dividends and Distributions

(i)    Cash Dividends.   Subject to the  rights of  holders of Preferred Stock,
holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

(ii)    Other Dividends and Distributions.   The  Board of Directors may issue
shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

(iii)    Other  Rights.   Except  as  otherwise required by the Nevada Revised
Statutes and as may otherwise be provided in these Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

3. Preferred Stock The powers, preferences, rights, qualifications,limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such board.

4 Issuance of the Common Stock and the Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the
stockholders,  except as  otherwise required  by law.   The Board of Directors,
from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock ( collectively "securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value if the shares issued.Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

5. Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.


	Fifth:		Adoption of Bylaws.

 	In the furtherance  and not in limitation of the powers conferred by statute and  subject  to  Article  Sixth  hereof,  the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").

Sixth:		Shareholder Amendment of Bylaws.

 Notwithstanding Article Fifth hereof,the bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than fifty-one percent (51%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.


	Seventh:	Board of Directors

	The business and affairs of the Corporation shall be managed by and under the direction  of  the  Board  of  Directors.  Except as may otherwise be provided pursuant  to Section  4 or  Article  Forth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock,  the exact number of directors of the Corporation shall be determined from time  to time by a bylaw or  amendment  thereto,  providing  that the number  of directors shall not be reduced  to less that two (2). The directors holding office at the time of the filing of  these Articles  of  Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.


	Eighth:		Term of Board of Directors.

	Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third  Annual Meeting  of Stockholders of the
Corporation (the "Annual Meeting") following  the Annual Meeting at which such director was elected. All directors shall have equal standing.

	Not  withstanding  the  foregoing  provisions  of  this  Article  Eighth each director shall serve until his successor is elected and qualified or until his death,  resignation  or  removal;  no  decrease  in  the  authorized number of directors  shall  shorten the term of  any incumbent director;  and additional directors, elected pursuant to Section 4 or Article Forth hereof in connection with rights to  elect such additional  directors under specified circumstances, which may be granted to the holders of  any class or series of Preferred Stock, shall  not  be included  in any  class, but shall serve for such term or terms and pursuant  to such  other provisions as are specified  in the resolution of the Board or Directors establishing such class or series


	Ninth:		Vacancies on Board of Directors

	Except as may otherwise  be provided  pursuant to  Section 4 of Article Forth hereof in connection with rights to elect additional directors under specified circumstances, which may  be granted to  the holders of any class or series of
Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation,  removal,  or other causes,  shall be filled solely by the quorum  of the Board of Directors. Any director elected in accordance with the preceding sentence  shall hold  office for  the remainder  of the full term of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such  director's  death,  resignation  or  removal,  whichever  first  occurs.


	Tenth:		Removal of Directors

	Except as may otherwise be provided pursuant to  Section 4 or  Article Fourth hereof in connection with rights to elect additional directors under specified circumstances,  which may be granted to the  holders of any class or series of
Preferred Stock,  any director  may be  removed from office only for cause and only by the affirmative vote of the holders of not less than fifty-one percent
(51%) of the voting  power of all  outstanding shares of voting stock entitled to vote in connection  with the  election of such  director, provided, however, that  where such  removal is  approved by  a majority  of the  Directors,  the affirmative vote of  a majority of  the voting power of all outstanding shares of  voting stock  entitled to vote in  connection with  the election  of  such
director  shall be  required for  approval of  such removal.   Failure  of  an
incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

	Eleventh:	Stockholder Action

  	Any action  required or  permitted to  be taken by  the stockholders of the
Corporation must be effective at a duly called Annual  Meeting or at a special meeting  of  stockholders of the Corporation,  unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case  such action  may be  authorized or taken by the written consent of the  holders  of outstanding  shares  of Voting Stock having not less than the minimum  voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted,  provided all other  requirements of  applicable law  these
Articles have been satisfied.


	Twelfth:		Special Stockholder Meeting

 	Special meetings  of the  stockholders of the Corporation for any purpose or purposes may be called at any time by a  majority of the Board of Directors or
by  the  Chairman  of the Board or the President.   Special meeting may not be
called by any other  person or persons.  Each special meeting shall be held at such  date and  time as  is requested  by the  person or  persons calling  the meeting, within the limits fixed by law.


	Thirteenth:	Location of Stockholder Meetings.

 	Meetings of  stockholders of the  Corporation may  be held within or without
the State of Nevada, as the Bylaws may provide.   The books of the Corporation
may be kelp (subject to any provision of the Nevada Revised  Statutes) outside the State of Nevada at such place or places as may be  designated from time to time by the Board of Directors or in the Bylaws.


	Fourteenth:	Private Property of Stockholders.

 	The private property of the stockholders shall not be subject to the payment of  corporate debts to any  extent whatever and  the stockholders shall not be personally liable for the payment of the corporation's debts.


	Fifteenth:	Stockholder Appraisal Rights in Business Combinations.

   	To the maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any business Combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder ), which required the affirmative vote of the Corporation's stockholders.


	Sixteenth:	Other Amendments.

The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights
conferred  on  stockholders  herein  granted  subject  to  this    reservation.


	Seventeenth:	Term of Existence.

	The Corporation is to have perpetual existence.


	Eighteenth:	Liability of Directors.

          No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director ( i ) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, ( v ) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /
/ / /

/ / /

	Nineteenth:	Name and Address of first Directors and Incorporators.

    The name and address of the incorporators of the Corporation and the first Directors of the Board of Directors of the Corporation which shall be one (1) in number is as follows:


DIRECTOR #1
Adam U. Shaikh
3360 West Sahara Ave
Suite 200
Las Vegas, NV  89102


I, Adam U. Shaikh, being the first director and Incorporator herein before named, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes of the State of Nevada, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 10th day of April, 2000.

							By: _____________________________


Verification
State Of Nevada	)
	)ss.
County Of Clark	)

On this 10th day of April 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Adam U. Shaikh personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who subscribed his name to the Articles of Incorporation and acknowledged to me that he executed the same freely and voluntarily and for the use and purposes therein mentioned.

By: _______________________________
      Notary Public in and for said
      County and State